Exhibit 77(q)(1)(d)

Amended Schedule B, dated May 16, 2017, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 18, 2017 (Accession Number 0001193125-17-174989).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A, amended as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 18, 2017 (Assession Number 0001193125-17-174989).

Amended Exhibit B, dated June 15, 2017, to the Combined Amended and Restated Rule 18f-3 Multi-Class Plan, amended as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on June 28, 2017 (Accession Number 0001193125-17-216237).